Exhibit 21
SUBSIDIARIES OF THE REGISTRANT

Name	Place of Incorporation
CDI do Brasil Comercio e Exportacao de Commodities Ltda	Brazil
CDI - Societe Cotonniere de Distribution S.A.	Switzerland
Chasing Returns Limited	Ireland
Coininvest GmbH	Germany
European Precious Metal Trading GmbH	Germany
FCC Futures, Inc.	Iowa, U.S.
FCStone Commodity Services (Europe) Ltd	Ireland
FCStone Group, Inc.	Delaware, U.S.
FCStone Paraguay S.R.L.	Paraguay
Gain Capital Europe GmbH	Germany
Gain Capital – Forex.com Canada, Ltd.	Canada
Gain Capital – Forex.com Hong Kong, Ltd.	Hong Kong
Gain Capital – Forex.com International BV	The Netherlands
Gain Capital Group, LLC	Delaware, U.S.
Gain Capital Holdings, Inc.	Delaware, U.S.
Gain Capital Holdings International, B.V.	The Netherlands
Gain Capital Holdings International, LLC	Delaware, U.S.
Gain Capital Holdings Ltd.	England and Wales
Gain Capital Technology Consulting Hong Kong Limited	Hong Kong
Gain Capital UK Limited	England and Wales
GAIN Colombia SAS	Colombia
Gain Global Markets Bermuda, Ltd.	Bermuda
Gain Global Markets International, B.V.	The Netherlands
Gain Global Markets, Inc.	Cayman Islands
Gain GTX, LLC	Delaware, U.S.
Gain Holdings, LLC	Delaware, U.S.
Gainvest Asset Management Ltd.	British Virgin Islands
GCAM, LLC	Delaware
Global Asset Advisors, LLC	Illinois, U.S.
Global Futures & Forex, Ltd.	Michigan, U.S.
IFCM Commodities GmbH	Germany
INTL FCStone de Mexico, S. de R.L. de C.V.	Mexico
INTL FCStone (Shanghai) Trading Co., Ltd	China
INTL FCStone Technology Services Private Limited	India
INTL Fillmore Advisors Canada, ULC	British Columbia, Canada
INTL Fillmore Advisors LLC	Delaware, U.S.
INTL Netherlands B.V.	The Netherlands
Island Traders (Cayman), Limited	Cayman Islands
Jing Tao Business Consulting (Shanghai) Co. Ltd.	China
Lakecot S.A.	Switzerland
MW FX Ltd	Cyprus
PagneX Instituição de Pagamentos Ltda.	Brazil
SA Stone Investment Advisors Inc.	Delaware, U.S.
SA Stone Wealth Management Inc.	Delaware, U.S.
S.L. Bruce Financial Corporation	Ohio, U.S.
StoneX Agency Services Limited	Nigeria
StoneX APAC Pte. Ltd.	Singapore
StoneX Asset Management S.A.	Argentina
StoneX Banco de Cambio S.A.	Brazil
StoneX Bullion Inc.	Florida, U.S.
StoneX (BVI) Limited	British Virgin Islands
StoneX Capital S.A.	Argentina
StoneX Colombia S.A. SEDPE	Colombia
StoneX Commodities DMCC	Dubai, United Arab Emirates

Exhibit 21 (continued)
Name	Place of Incorporation

StoneX Commodities S.A.	Argentina
StoneX Commodity Solutions LLC	Delaware, U.S.
StoneX Consultoria em FC Ltda.	Brazil
StoneX Credit Trading Inc.	Delaware, U.S.
StoneX Digital LLC	Florida, U.S.
StoneX DTVM Ltda.	Brazil
StoneX Europe Ltd	Cyprus
StoneX Financial (Canada) Inc.	British Columbia, Canada
StoneX Financial Europe GmbH	Germany
StoneX Financial Europe S.A.	Luxembourg
StoneX Financial GmbH	Germany
StoneX Financial (HK) Ltd.	Hong Kong
StoneX Financial Inc.	Florida, U.S.
StoneX Financial Ltd	United Kingdom
StoneX Financial Nigeria Limited	Nigeria
StoneX Financial Pte. Ltd.	Singapore
StoneX Financial Pty Ltd	Australia
StoneX Investimentos Ltda.	Brazil
StoneX Markets LLC	Iowa, U.S.
StoneX (Netherlands) B.V.	The Netherlands
StoneX Pagos S.A.U.	Argentina
StoneX Participacoes Ltda.	Brazil
StoneX Payment Services Ltd.	Washington, U.S.
StoneX Poland sp z.o.o.	Poland
StoneX Precious Metals LLC	Delaware, U.S.
StoneX Securities Co., Ltd.	Japan
StoneX Securities S.A.	Argentina
StoneX Technology Services LLC	Delaware, U.S.
Trade Facts Ltd.	United Kingdom
Westown Commodities, LLC	Iowa, U.S.